Exhibit 10.50

COLLATERAL AGREEMENT

Dated as of September 7, 2018

AMONG

SCILEX PHARMACEUTICALS INC.
as Grantor,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

TABLE OF CONTENTS

i

SCHEDULE 1.3	Filing Offices
SCHEDULE 3.11	Leased Personal Property
SCHEDULE 4.13	Post-Closing Obligations
EXHIBIT A	Form of Perfection Certificate
EXHIBIT B	Form of Amendment

ii

COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, this “Agreement”) is entered into as of September 7, 2018 by and among SCILEX PHARMACEUTICALS INC., a Delaware corporation ( “Grantor”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee (and its successors under the Indenture (as defined below), in such capacity, the “Trustee”); and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (as defined below) (and its successors under the Indenture, in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among Grantor, Sorrento Therapeutics, Inc. a Delaware corporation (the “Parent Guarantor”), the Trustee and the Collateral Agent, (b) each Purchase Agreement dated September 7, 2018 (collectively, the “Purchase Agreements”), among Grantor, the Parent Guarantor and each purchaser party thereto (collectively, the “Purchasers”), Grantor is issuing the Securities (as defined in the Indenture), which will be guaranteed on an unsecured basis by the Parent Guarantor;

WHEREAS, the initial aggregate principal amount of the Securities will be $224,000,000 which principal amount may be increased pursuant to the terms and conditions of the Indenture;

WHEREAS, Grantor is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and, pursuant to the terms of the Purchase Agreements, to induce the Purchasers to purchase the Securities; and

WHEREAS, Grantor has duly authorized the execution, delivery and performance by it of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Purchasers to purchase the Securities, Grantor, Trustee and Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

Article I
DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1            Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Indenture.

Section 1.2            Terms Defined in UCC. Terms defined in the UCC (as defined below) that are not otherwise defined in this Agreement are used herein as defined in the UCC.

Section 1.3            Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms have the following meanings:

“Account” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts”, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.

“Account Control Agreement” means each of (i) the SVB Account Control Agreement and (ii) any other account control agreement, account pledge, charge over accounts or similar agreement, which, in each case, is in form and substance reasonably satisfactory to the Collateral Agent (it being agreed that any agreement that shall require the Collateral Agent to indemnify any institution in its individual capacity shall not be reasonably acceptable to the Collateral Agent) and to counsel to the Purchasers.

“Account Debtor” means each Person obligated on an Account, Chattel Paper or General Intangible.

“Agreement” has the meaning assigned to such term in the preamble.

“Amendment” has the meaning specified in Section 4.2(a).

“Bankruptcy Proceeding” means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law or regulation relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person and, in any event, shall include, all Electronic Chattel Paper and Tangible Chattel Paper.

“Co-Collateral Agent” means a financial institution appointed by the Collateral Agent in accordance with Sections 7.7(a) and 7.8 to act as co-collateral agent for the Secured Parties.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Agent” has the meaning assigned to such term in the preamble.

“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent (or any Co-Collateral Agent), for the benefit of the Secured Parties, pursuant to this Agreement and the other Indenture Documents.

“Commercial Tort Claims” means, with respect to a Person, all of such Person’s now owned or hereafter acquired “commercial tort claims”, as defined by the UCC, identified on Schedule 12 of the Perfection Certificate and as specifically identified hereafter and, in any event, shall include, any claim now owned or hereafter acquired by any Person arising in tort, with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Confidential Information” has the meaning specified in Section 7.3(b).

“Confidential Parties” has the meaning specified in Section 7.3(c).

“Control” has the meaning assigned to such term in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright, Patent, and Trademark Agreements” means each copyright security agreement, patent collateral agreement, and trademark collateral agreement executed (and if necessary, notarized and legalized) and delivered by Grantor to the Collateral Agent to evidence or perfect the Collateral Agent’s security interest in Grantor’s present and future copyrights, patents, trademarks, and related licenses and rights for the benefit of the Secured Parties.

“Effective Date” means the date of this Agreement.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Equipment” means, with respect to a Person, all of such Person’s now owned and hereafter acquired machinery, “equipment”, as defined by the UCC, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto, wherever any of the foregoing is located.

“Filing Office” means the office or offices specified on Schedule 1.3 hereto and, if applicable, any other appropriate office of the state where Grantor is “located” (as such term is used in Section 9-307 of the UCC).

“Financial Assets” means any “financial asset”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“General Intangibles” means, with respect to a Person, all of such Person’s now owned or hereafter acquired “general intangibles”, as defined in the UCC, including payment intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, servicemarks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds that may become due to such Person in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Person from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged Equity Interests or Investment Property, and any letter of credit, guarantee, claim, security interest, or other security held by or granted to such Person.

“Grantor” has the meaning assigned to such term in the preamble.

“Indemnified Liabilities” has the meaning specified in Section 8.16.

“Indemnified Person” has the meaning specified in Section 8.16.

“Indenture Documents” means (a) the Indenture, (b) the Securities, (c) each Security Document, including this Agreement and (d) any other related documents or instruments executed and delivered pursuant to or in connection with any of the foregoing.

“Intercompany Obligations” means, collectively, all indebtedness, obligations and other amounts at any time owing to Grantor from any of Grantor’s Subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

“Inventory” means, with respect to a Person, all of such Person’s now owned and hereafter acquired “inventory”, as defined in the UCC, goods and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description that are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and other property and all documents of title or other documents representing them.

“Investment Property” means, with respect to a Person, all of such Person’s right, title and interest in and to any and all “investment property”, as defined in the UCC, including all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, (e) commodity accounts and (f) Equity Interests; together with all other units, shares, partnership interests, membership interests, membership rights, Equity Interests, rights or other equivalent evidences of ownership (howsoever designated) issued by any Person.

“Investment Property Collateral” means Investment Property that constitutes Collateral.

“Investment Property Issuer” means the issuer of any Investment Property Collateral.

“Majority Holders” means, at any time, the Holders of a majority of the aggregate principal amount of the Securities then outstanding.

“Material Adverse Effect” has the meaning assigned to such term in the Purchase Agreements.

“Obligations” means all present and future obligations of every nature of Grantor under the Indenture Documents from time to time owed to the Trustee, any Holder of Securities, the Collateral Agent and any other Secured Party, whether for principal, interest (including interest that, but for the filing of a petition in any Bankruptcy Proceeding with respect to Grantor, would have accrued on any Obligation, whether or not a claim is allowed or allowable against Grantor for such interest in such proceeding), premium, fees, expenses, indemnification, performance or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby, delivered by Grantor on the Effective Date, as amended by any certificate subsequently delivered pursuant to Sections 4.1(e) or 4.12(a).

“Proprietary Rights” means, with respect to a Person, all of such Person’s now owned and hereafter arising or acquired new drug applications or abbreviated new drug applications in the United States, including those new drug applications or abbreviated new drug applications in the United States that are owned as of the date hereof set forth on Schedule 7 of the Perfection Certificate, and any licenses, franchises, permits, patents, patent rights, copyrights, works that are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents and trademarks set forth on Schedule 6 of the Perfection Certificate, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations in part of any of the foregoing and all rights to sue for past, present, and future infringement of any of the foregoing.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Secured Parties” means (a) the Collateral Agent (including any Co-Collateral Agent), (b) each Holder of Securities, (c) the beneficiaries of each indemnification obligation undertaken by Grantor under any Indenture Document, (d) the Trustee and (e) the successors and permitted assigns of each of the foregoing.

“SVB Account Control Agreement” means the Account Control Agreement entered into after the date hereof among Grantor, the Collateral Agent and Silicon Valley Bank (or its Affiliate).

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Trustee” has the meaning assigned to such term in the preamble.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the creation or perfection of security interests.

Section 1.4            Rules of Construction. Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          except as otherwise set forth in the Indenture, all accounting terms used herein shall be interpreted in accordance with GAAP, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          the word “or” shall be construed to mean “and/or”;

(d)          the word “including” means including without limitation, and any item or list of items set forth following the word “including”, “include” or “includes” in this Agreement is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items;

(e)           all references in this Agreement to any designated “Article”, “Section”, “Exhibit”, “Schedule”, definition and other subdivision are to the designated Article, Section, Exhibit, Schedule, definition and other subdivision, respectively, of this Agreement;

(f)           all references in this Agreement to (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule and other subdivision, respectively, and (ii) the term “this Agreement” means this Agreement as a whole, including the Exhibits and Schedules;

(g)          words in the singular include the plural and words in the plural include the singular;

(h)          “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(i)         the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(j)         unless otherwise specified, all references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein);

(k)         all references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any reference to a Person in a particular capacity excludes such Person in other capacities; and

(l)           the word “will” shall be construed to have the same meaning and effect as the word “shall”.

Article II
GRANT OF SECURITY INTEREST

Section 2.1            Grant of Security Interest. As security for the Obligations, Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on Grantor’s right, title and interest in and to all of the following property and assets of Grantor, whether now owned or existing or hereafter acquired or arising:

(a)        the Product and all property and assets of Grantor that are necessary for, or otherwise relevant to, now or in the future, the manufacture and sale of the Product, on a worldwide basis (exclusive of Japan), including:

(i)         all Intellectual Property related to the Product;

(ii)         all marketing or similar regulatory approvals related to the Product (including all Marketing Authorizations);

(iii)        all agreements and other contracts related to the Product;

(iv)       all current assets related to the Product, including all Inventory, Accounts (including any credit enhancement therefor), money, cash, cash equivalents and securities;

(v)        all Intercompany Obligations;

(vi)       all Chattel Paper;

(vii)      all Commercial Tort Claims;

(viii)      all contract rights, leases, letters of credit, letter-of-credit rights, instruments, promissory notes, documents, and documents of title;

(ix)         all Financial Assets;

(x)          all Equipment;

(xi)         all General Intangibles;

(xii)        all Investment Property;

(xiii)       all deposit accounts, securities accounts and commodity accounts, credits, and balances with, and other claims against, any financial institution with which Grantor maintains deposits;

(xiv)       all supporting obligations in respect of the foregoing;

(xv)       all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by another applicable treaty, convention, statute, law or regulation of any applicable jurisdiction; and

(xvi)       all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including After-Acquired Property, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

(b)          all of Grantor’s rights under the Letter of Credit (including letter-of-credit rights);

(c)           the Reserve Account, the Collateral Account and all credits, and balances with, and other claims against, the financial institution where such bank accounts are maintained;

(d)          all proceeds of the foregoing clauses (a) through (c); and

(e)          all books, records, and other property related to or referring to any of the foregoing clauses (a) through (d), including books, records, account ledgers, data processing records, computer software and other property, and General Intangibles at any time evidencing or relating to any of the foregoing.

All of the foregoing, and all other property of Grantor’s in which a Secured Party may at any time be granted a Lien to secure the Obligations, are herein collectively referred to as the “Collateral”; provided, however, that notwithstanding anything herein to the contrary, the Collateral (which, for the avoidance of doubt, includes references to the defined terms used within the definition of Collateral) shall not include, and the security interest shall not attach to, any and all Excluded Assets.

Article III

REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that as of the Effective Date and as of each other date on which the outstanding aggregate principal amount of the Securities are increased pursuant to the Indenture, as follows:

Section 3.1            Validity and Priority of Security Interest.

(a)         This Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Investment Property Collateral that consists of Equity Interests is delivered to the Collateral Agent, the Lien created under this Agreement and the other applicable Security Documents shall constitute a fully perfected Lien on and in all right, title and interest of Grantor in such Investment Property Collateral, in each case prior and superior in right to any other Person (subject to Permitted Liens) and (ii) when financing statements in appropriate form are filed in the Filing Offices, the Lien created under this Agreement and the other applicable Security Documents will constitute a fully perfected Lien on and in all right, title and interest of Grantor in such Collateral in which a security interest can be perfected by filing a financing statement in the United States, in each case prior and superior in right to any other Person (subject to Permitted Liens).

(b)         Grantor agrees to the recordation of this Agreement or the Copyright, Patent, and Trademark Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, together with the financing statements in appropriate form filed in the Filing Offices. Upon filing in the Filing Offices and, with respect to any Proprietary Rights constituting Collateral specified in any Perfection Certificate, the United States Patent and Trademark Office, the Lien created shall constitute a fully perfected Lien on and interest in all right, title and interest of Grantor in such Proprietary Rights in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (subject to Permitted Liens).

Section 3.2           Location of Collateral. The Perfection Certificate contains a correct and complete list of Grantor’s jurisdiction of incorporation, the location of its books and records relating to the Collateral, the locations of the Collateral (other than Inventory that is in transit, consignments of Inventory not in excess of $1,000,000, rolling stock, and Collateral in the Collateral Agent’s possession or equipment in transit and equipment at other locations for purposes of maintenance or repair), and the locations of all of its other places of business. The Perfection Certificate correctly identifies any of such facilities and locations that are not owned by Grantor where Grantor develops, manufactures, uses, stores, markets, promotes or sells the Product and sets forth the names of the owners and lessors or sublessors of such facilities and locations.

Section 3.3           Exact Names. The name in which Grantor has executed this Agreement is the exact name as it appears in Grantor’s organizational documents, as filed with Grantor’s jurisdiction of incorporation. Except as set forth on the Perfection Certificate or as permitted by the Indenture or this Agreement, since the date of its organization, Grantor has not been known by or used any other corporate or fictitious name, been a party to any merger or consolidation or acquired all or substantially all of the assets of any Person.

Section 3.4           Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated, in all material respects, at the time furnished, in all records of Grantor relating thereto and in all invoices furnished to the Collateral Agent by Grantor from time to time.

Section 3.5           Documents, Instruments, and Chattel Paper. All documents, instruments, and Chattel Paper of Grantor describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects. All goods evidenced by such documents, instruments, and Chattel Paper are and will be owned by Grantor free and clear of all Liens (subject to Permitted Liens). If Grantor retains possession of any Chattel Paper or other instruments, at the Collateral Agent’s request upon an Event of Default, such Chattel Paper or instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of U.S. Bank National Association, as Collateral Agent, for the benefit of Collateral Agent and certain other secured parties.”

Section 3.6            Proprietary Rights. Schedule 6 of the Perfection Certificate sets forth a correct and complete list of all of Grantor’s registered or applied for patents, copyrights and trademarks constituting Collateral, in each case owned by Grantor in its own name. None of the patents, copyrights or trademarks listed in such Perfection Certificate is subject to any licensing agreement or similar arrangement except as set forth therein.

Section 3.7            Investment Property.

(a)          Schedule 8 of the Perfection Certificate sets forth a correct and complete list of all of the Investment Property Collateral owned by Grantor. Grantor is the legal and beneficial owner of such Investment Property Collateral, as so identified, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interests therein (other than pursuant to Permitted Liens). Furthermore, (i) to Grantor’s knowledge, all Investment Property constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Investment Property) duly authorized and validly issued by the Investment Property Issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are securities as defined in Article 8 of the UCC as a result of actions by the Investment Property Issuer thereof or otherwise, or, if such certificates are not securities as defined in Article 8 of the UCC, Grantor has filed financing statements in appropriate form to perfect the security interest of the Collateral Agent for the benefit of the Secured Parties therein as a General Intangible, and (iii) to Grantor’s knowledge, all Investment Property that represents Indebtedness owed to Grantor has been duly authorized, authenticated or issued and delivered by the Investment Property Issuer of such Indebtedness is the legal, valid and binding obligation of such Investment Property Issuer and such Investment Property Issuer is not in default thereunder.

(b)         To the best of Grantor’s knowledge, (i) none of the Investment Property Collateral has been issued or transferred in violation in any material respect of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject and (ii) none of the Investment Property Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would prohibit, impair, delay or otherwise affect the pledge of such Investment Property Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

Section 3.8            Commercial Tort Claims. Grantor does not hold any Commercial Tort Claims the recovery from which could reasonably be expected to exceed $1,000,000, for which Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Schedule 12 of the Perfection Certificate.

Section 3.9            Bank Accounts . Section 10 of the Perfection Certificate contains a complete and accurate list of all bank accounts in which proceeds of Collateral are held, including deposit accounts, securities accounts and commodity accounts maintained by Grantor with any bank or other financial institution, broker, securities intermediary, commodity intermediary or other Person.

Section 3.10          Perfection Certificate. The Perfection Certificate delivered by Grantor has been duly prepared, completed and executed and the information set forth therein is correct and complete, in all material respects.

Section 3.11          Personal Property Leases. Schedule 3.11 hereto sets forth a correct and complete list of all leases and subleases of personal property constituting Collateral by Grantor as lessee or sublessee (other than any leases of personal property as to which it is lessee or sublessee for which the value of such personal property is less than $1,000,000), and all leases and subleases of personal property constituting Collateral by Grantor as lessor or sublessor.

Section 3.12          Trade Names. All trade names, business names, fictitious names, corporate names or other names used by Grantor are listed on Schedule 3 to the Perfection Certificate, including names used by Grantor to sell Inventory constituting Collateral or create Accounts constituting Collateral, or to which instruments in payment of Accounts constituting Collateral are made payable.

Section 3.13          No Financing Statements or Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral that has not lapsed or been terminated naming Grantor as debtor has been filed or is of record in any jurisdiction except for (a) financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) those that are no longer effective.

Section 3.14          Location for Purposes of the UCC. Grantor has the place or places of business identified on its Perfection Certificate.

Article IV

COVENANTS

From the date hereof, and thereafter until this Agreement is terminated, Grantor agrees as follows:

Section 4.1            General.

(a)          Grantor shall maintain at all times reasonably detailed, accurate (in all material respects) and updated books and records pertaining to the Collateral and promptly furnish to the Collateral Agent such information relating to the Collateral as the Collateral Agent shall from time to time reasonably request.

(b)         The Collateral Agent may, and Grantor hereby authorizes the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as described in Section 2.1 or words of similar import and that contain any other information required pursuant to Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. The Collateral Agent shall inform Grantor of any such filing either prior to, or reasonably promptly after, such filing. Grantor acknowledges that it is not authorized to file any financing statement covering the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral without the prior written consent of the Collateral Agent and agrees that it will not do so without such consent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.

(c)         Grantor shall, at any time and from time to time, (i) notify, in form reasonably satisfactory to the Collateral Agent, any warehouseman, bailee or any of Grantor’s agents or processors having possession of any Collateral consisting of Inventory or Equipment with a Fair Market Value in excess of $1,000,000 (calculated based on Grantor’s estimate of the Fair Market Value of such Inventory or Equipment to be possessed by such warehouseman, bailee, agent or processor over the course of any calendar year on a weighted average basis) of the security interest of the Collateral Agent in such Collateral (with a copy of such notice sent to the Collateral Agent), (ii) use its commercially reasonable efforts to obtain an acknowledgment, in form reasonably satisfactory to the Collateral Agent or counsel to the Purchasers, from such warehouseman, bailee, agent or processor, to the extent not already having otherwise entered into a subordination agreement for the benefit of the Collateral Agent, stating that the warehouseman, bailee, agent or processor holds such Collateral for the Collateral Agent and (iii) take such steps as are necessary or as the Collateral Agent may reasonably request (A) for the Collateral Agent to obtain “control” of any Investment Property Collateral, deposit accounts, securities accounts, commodity accounts, letter-of-credit rights, or Electronic Chattel Paper constituting Collateral in excess of $1,000,000 individually or $2,500,000 in the aggregate (other than Investment Property Collateral constituting Equity Interests of a Subsidiary for which no minimum dollar amount shall apply), with any agreements establishing control to be in form reasonably satisfactory to the Collateral Agent or counsel to the Purchasers, and (B) to otherwise ensure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral (to the extent required hereunder) and of the preservation of its rights therein. The dollar amount threshold described in clause (iii)(A) of the preceding sentence as it relates to any deposit account, securities account or commodity account shall be measured by reference to the closing balance of such account as of each Business Day.

(d)         Grantor agrees to furnish to the Collateral Agent prompt written notice of (i) any change in: (A) Grantor’s name; (B)  Grantor’s state or other place of organization or form of organization, in each case at least fifteen (15) days prior thereto; or (C) Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation, or (ii) the acquisition by Grantor of any material property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s security interest therein (to the extent perfection of the security interest in such property is required hereby or by the terms of the Indenture). Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings are promptly made under the UCC or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected, security interest (subject to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

(e)         Grantor shall not (i) maintain any Collateral with a Fair Market Value in excess of $1,000,000 (other than Inventory constituting Collateral in transit and consignments of Inventory constituting Collateral not in excess of $1,000,000, rolling stock, equipment in transit between locations set forth on the Perfection Certificate, equipment at other locations for purposes of maintenance or repair and Collateral in the Collateral Agent’s possession) at any location other than those locations listed on the Perfection Certificate, (ii) otherwise change or add to any of such locations, or (iii) change the location of Grantor’s jurisdiction of organization from the location identified on the Perfection Certificate, unless in each case it gives the Collateral Agent prompt written notice thereof (but in any event in the case of clause (iii) not later than fifteen (15) days prior thereto), and executes or authorizes the filing of any and all financing statements and other documents that are necessary or that the Collateral Agent reasonably requests in connection therewith. In the event Grantor changes or adds any location of Collateral, Grantor shall prepare and promptly deliver to the Collateral Agent a revised Perfection Certificate. Grantor agrees not to effect or permit any change referred to in this Section 4.1(e) unless all filings are promptly made under the UCC or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest (subject to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

(f)          Grantor agrees that it shall not have more than $1,000,000 on deposit in any deposit account, securities account or commodity account constituting Collateral (measured by reference to the closing balance of such Account as of each Business Day) that is not subject to an Account Control Agreement.

Section 4.2            Perfection and Protection of Security Interest.

(a)          Grantor shall, at its expense, perform all steps necessary or otherwise reasonably requested by the Collateral Agent (at the direction of the Majority Holders) at any time to perfect, maintain, protect, and enforce the Collateral Agent’s Liens, including: (i) filing and recording of the Copyright, Patent, and Trademark Agreements, and amendments thereof in the United States Patent and Trademark Office and the United States Copyright Office, and filing financing statements or continuation statements in the respective Filing Office; (ii) to the extent constituting Collateral, delivering to the Collateral Agent the originals of all instruments, documents, and Chattel Paper (in each case in excess of $500,000), and all other Collateral of which the Collateral Agent is required to have or of which it reasonably requests to have physical possession in order to perfect and protect the Collateral Agent’s security interest therein, duly pledged, endorsed, or assigned to the Collateral Agent as provided herein; (iii)  delivering to the Collateral Agent a duly executed amendment to this Agreement, in the form of Exhibit B (each, an “Amendment”), pursuant to which Grantor will pledge any additional Collateral that constitutes Commercial Tort Claims; (iv) upon the occurrence and during the continuation of an Event of Default, delivering to the Collateral Agent (A) warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (B)  warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and (C) if requested by the Collateral Agent, certificates of title reflecting the Collateral Agent’s Liens covering any portion of the Collateral for which certificates of title have been issued; (v) when an Event of Default exists, transferring Inventory constituting Collateral to warehouses or other locations designated by the Collateral Agent; (vi) upon the occurrence and during the continuance of an Event of Default, delivering to the Collateral Agent all letters of credit constituting Collateral on which Grantor is named beneficiary; and (vii) taking such other steps as are reasonably deemed necessary or desirable by the Collateral Agent (acting at the direction of the Majority Holders) to maintain, protect and enforce the Collateral Agent’s Liens. To the extent permitted by any Requirement of Law, the Collateral Agent may file, without Grantor’s signature, one or more financing statements disclosing the Collateral Agent’s Liens. Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Agreement and agrees that all additional collateral set forth in such Amendments shall be considered to be part of the Collateral.

(b)          If at any time any Collateral with a Fair Market Value in excess of $1,000,000 is located at any operating facility of Grantor that is not owned by Grantor, Grantor shall, upon request, use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form reasonably satisfactory to the Collateral Agent and counsel to the Purchasers, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against such Collateral.

(c)          From time to time, Grantor shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging the Collateral to the Collateral Agent, for the benefit of the Secured Parties, but the failure to do so shall not affect or limit any security interest or any other rights of the Secured Parties in and to the Collateral.

Section 4.3            Electronic Chattel Paper. If Grantor at any time holds or acquires an interest in any Collateral constituting Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Grantor shall promptly notify the Collateral Agent thereof and shall take such action as is necessary to vest in the Collateral Agent Control under Section 9-105 of the UCC of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this Section 4.3 shall have such meaning as the Collateral Agent shall reasonably specify in writing after consultation with Grantor) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of Control or control, as applicable, which may be established to the satisfaction of the Collateral Agent pursuant to the delivery to it by Grantor of an Officers’ Certificate or an Opinion of Counsel, for Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Grantor with respect to such Electronic Chattel Paper or transferable record.

Section 4.4          Maintenance of Property. Except as otherwise permitted hereunder or pursuant to the other Indenture Documents, Grantor shall maintain all of its property necessary or useful in the conduct of its business, in reasonable operating condition and repair, ordinary wear and tear and obsolescence excepted.

Section 4.5            Investment Property.

(a)          The Collateral Agent, on behalf of the Secured Parties, shall hold certificated Investment Property Collateral in the name of Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold such Investment Property Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). Grantor will promptly give to the Collateral Agent copies of any material notices or other material communications received by it with respect to any Investment Property Collateral registered in the name of Grantor. Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Investment Property Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)          Unless an Event of Default exists, (i)  Grantor shall be entitled to exercise any and all voting and other consensual rights (including, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property Collateral or any part thereof; provided, however, that without the prior written consent of the Collateral Agent and the Trustee obtained in accordance with the Indenture, no vote shall be cast or consent, waiver, or ratification given or action taken that would amend, modify, or waive any term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing or providing for the issuance of or securing any such Investment Property Collateral, in any manner that would materially impair such Investment Property Collateral, the transferability thereof, or the Collateral Agent’s Liens therein, and (ii) Grantor shall be entitled to receive and retain any and all dividends, interest paid and other cash distributions in respect of any of such Investment Property Collateral (unless otherwise required by the Indenture).

(c)          During the existence of an Event of Default, after delivery of notice to Grantor, (i) the Collateral Agent may exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Investment Property Collateral and the proceeds thereof (in cash or otherwise) held by the Collateral Agent hereunder, and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Investment Property Collateral as if it were the absolute owner thereof, including, the right to exchange at its discretion any and all of the Investment Property Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any Investment Property Issuer or upon the exercise by any such issuer or the Collateral Agent of any right, privilege, or option pertaining to any of the Investment Property Collateral, and in connection therewith, to deposit and deliver any and all of the Investment Property Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing, (ii) all rights of Grantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.5(b) and to receive the dividends, interest, and other distributions that it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist or as the Collateral Agent shall otherwise specify, and all such rights shall, until such Event of Default shall no longer exist or as the Collateral Agent shall otherwise specify, thereupon become vested in the Collateral Agent which shall thereupon have the sole right, but no duty, to exercise such voting and other consensual rights and to receive and hold as Investment Property Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by Grantor contrary to the provisions of this Section 4.5(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv)  Grantor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as are necessary or that the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 4.5(c) and to receive the dividends, interest, and other distributions that it is entitled to receive and retain pursuant to this Section 4.5(c). The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to Section 7.4. After all Events of Default have been cured or waived and Grantor shall have delivered to the Collateral Agent certificates to that effect, the Collateral Agent shall promptly repay to Grantor (without interest) all dividends or other distributions that Grantor would otherwise be permitted to retain pursuant to the terms of Section 4.5(b) and that remain in such account.

(d)          Grantor will cause or permit the Collateral Agent from time to time to cause the appropriate Investment Property Issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Agreement. Grantor will take any actions reasonably necessary to cause (i) the Investment Property Issuers of uncertificated securities which are Investment Property Collateral, and (ii) any securities intermediary which is the holder of any Investment Property Collateral, to cause the Collateral Agent to have and retain Control over such Investment Property Collateral.

Section 4.6            Proprietary Rights.

(a)         Grantor, either directly or through any agent, employee, licensee or designee, shall inform the Collateral Agent on an annual basis of each application for the registration of any material Proprietary Right constituting Collateral owned or licensed by Grantor or any of its Affiliates with the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any U.S. jurisdiction filed during the preceding year.

Section 4.7            Inventory. Grantor shall keep its Inventory constituting Collateral (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective goods arising in the ordinary course of Grantor’s business.

Section 4.8            Commercial Tort Claims. If Grantor shall at any time, acquire a Commercial Tort Claim constituting Collateral, the recovery from which could reasonably be expected to exceed $1,000,000, Grantor shall promptly notify the Collateral Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, together with an Amendment as contemplated by Section 4.2(a)(iii), Grantor shall be deemed thereby to grant to the Collateral Agent a security interest in such Commercial Tort Claim.

Section 4.9            No Interference. Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

Section 4.10          Insurance.

(a)          Grantor shall maintain with financially sound and reputable insurers insurance that is reasonably consistent with prudent industry practice.

(b)         For each of the insurance policies issued as required by this Section 4.10 with respect to Collateral, Grantor shall cause the Collateral Agent, for the benefit of the Secured Parties, to be named as an additional insured with respect to insurance policies for general liability for bodily injury and a lender loss payee for insurance policies for property damage. Certificates of insurance of such policies shall be delivered to the Collateral Agent and shall be in form reasonably satisfactory to the Majority Holders.

(c)         Grantor shall promptly provide written notice to the Collateral Agent of any loss, damage, or destruction to the Collateral in excess of (A) $2,500,000 if covered by insurance or (B) $1,000,000 if not covered by insurance. During the existence of an Event of Default, the Collateral Agent is hereby authorized to directly collect all insurance proceeds in respect of Collateral and to apply such proceeds in accordance with Section 5.3.

(d)         Unless Grantor provides the Collateral Agent with evidence of the insurance coverage on the Collateral required by this Section 4.10, the Collateral Agent may (but shall not be obligated to), upon sixty (60) days’ prior notice, purchase insurance at Grantor’s expense to protect the Collateral Agent’s Lien on such Collateral. This insurance may, but need not, protect the interests of Grantor. The coverage that the Collateral Agent purchases may (but shall not be required to) pay any claim that Grantor makes or any claim that is made against Grantor in connection with said Collateral. Grantor may later cancel any insurance purchased by the Collateral Agent but only after providing the Collateral Agent and the Holders with evidence that Grantor has obtained insurance as required by this Agreement. If the Collateral Agent purchases such insurance, Grantor will be responsible for the costs of that insurance, including interest and any other reasonable charges the Collateral Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Grantor may be able to obtain on their own.

Section 4.11         Condemnation. Grantor shall, promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its property with a Fair Market Value in excess of $1,000,000, notify the Collateral Agent of the pendency of such proceeding.

Section 4.12          Further Assurances.

(a)         Grantor shall, at its own cost and expense, execute and deliver, or cause to be executed and delivered, to the Collateral Agent and/or the Trustee such documents and agreements, and shall take or cause to be taken such actions, as are necessary or that the Collateral Agent and/or the Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Indenture Documents. In addition, from time to time, Grantor will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties (other than Excluded Assets) as the Collateral Agent or the Trustee may designate. Upon the acquisition by Grantor of any After-Acquired Property (but subject to the limitations, if applicable, set forth herein or in the Indenture), Grantor shall execute and deliver such security instruments, mortgages (or the like), financing statements (or amendments to existing Security Documents and financing statements) and Officers’ Certificates and Opinions of Counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected Lien in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and shall promptly deliver such Officers’ Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Agreement relating to the Collateral, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. If any property or asset of the Issuer or any other Grantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to such defined term, all or the applicable portion of such property or asset shall be deemed to be After-Acquired Property and shall be added to Collateral in accordance with the Indenture and this Agreement. Subject to Section 4.13 of the Indenture, such Liens will be created under security agreements, mortgages (or the like) and other instruments and documents in form reasonably satisfactory to the Collateral Agent, and Grantor shall deliver or cause to be delivered to the Collateral Agent and the Trustee all such instruments and documents (including Opinions of Counsel, Officers’ Certificates, title insurance policies and lien searches) as are necessary or that the Collateral Agent shall reasonably request to evidence compliance with this Section 4.12(a). Grantor shall furnish to the Collateral Agent each year at the time of delivery of the annual report required to be delivered by the Issuer pursuant to Section 4.02(a) of the Indenture, an Officer’s Certificate setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to Section 4.1(e) or this Section 4.12(a).

Section 4.13         Post-Closing Obligations. Grantor shall deliver the documents and take the actions specified on Schedule 4.13 as promptly as practicable following the date of this Agreement, but in any event no later than the times prescribed therein.

Article V
REMEDIES

Section 5.1            Remedies.

(a)          If an Event of Default has occurred and is continuing:

(i)          the Collateral Agent may exercise those rights and remedies provided in this Agreement, the Indenture or any other Indenture Document; provided that this Section 5.1(a) shall not be understood to limit any rights available to the Collateral Agent, the Trustee, the Holders of the Securities or any other Secured Party prior to an Event of Default;

(ii)         the Collateral Agent shall have, for the benefit of the Secured Parties, in addition to all other rights of the Collateral Agent and the Trustee, the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law when a debtor is in default under a security agreement;

(iii)        the Collateral Agent may, at any time, take possession of the Collateral and keep it on any of Grantor’s premises, at no cost to the Collateral Agent, the Trustee or any other Secured Party, or remove any part of it to such other place or places as the Collateral Agent may desire, or Grantor shall, upon the Collateral Agent’s demand, at Grantor’s cost, assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent;

(iv)        the Collateral Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, and may, if the Collateral Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; provided that, in connection with any such sale of Collateral, the Collateral Agent shall use its reasonable commercial efforts to maintain the confidentiality of any proprietary information of Grantor (consistent with the confidentiality obligations of the Holders of the Securities as required by the Indenture Documents).

(v)         the Collateral Agent may give notice of sole control or any other instruction under any Account Control Agreement and take any action provided therein with respect to the applicable Collateral;

(vi)        the Collateral Agent may, concurrently with or following written notice to Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Investment Property Collateral, exchange certificates or instruments representing or evidencing Investment Property Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Investment Property Collateral as though the Collateral Agent was the outright owner thereof.

(b)          Without in any way requiring notice to be given in the following manner, Grantor agrees that any notice by the Collateral Agent of a sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Grantor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to Grantor’s address specified in or pursuant to Section 8.1.

(c)          If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Collateral Agent receives payment, and if the buyer defaults in payment, the Collateral Agent may resell the Collateral without further notice to Grantor.

(d)         In the event the Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, Grantor irrevocably waives: (i) the posting of any bond, surety, or security with respect thereto that might otherwise be required; (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (iii) any requirement that the Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment.

(e)          If an Event of Default occurs and is continuing, Grantor hereby waives all rights to a hearing prior to the exercise by the Collateral Agent of the Collateral Agent’s rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral.

(f)          Grantor acknowledges and agrees that the Collateral Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

(g)         Grantor acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements may be required in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(h)         The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption Grantor hereby expressly releases.

(i)           Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Collateral Agent shall have the right, but no duty or obligation, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, but shall have no obligation to, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(j)           Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral consisting of securities to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by a Requirement of Law, the Collateral Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of any relevant securities to register such securities under the laws of any jurisdiction outside the United States or under any applicable federal or state securities laws, even if such issuer would agree to do so. Grantor further agrees to do or cause to be done, at its own cost and expense, to the extent that Grantor may do so under Requirements of Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at Grantor’s expense.

(k)               Any remedy or enforcement action to be taken hereunder by the Collateral Agent with respect to the Collateral shall be at the written direction of the Trustee (acting pursuant to the direction of the Majority Holders pursuant to the Indenture).

Section 5.2            Grant of Intellectual Property License. Effective only upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to the Collateral Agent a non-exclusive license or other right to use, without charge, Grantor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, to the extent constituting Collateral in completing production of, advertising or selling any Collateral, and, subject to the rights of any licensor or franchisor under such agreements and to the extent not in violation of such agreements, Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit for such purpose.

Section 5.3            Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all actual, reasonable and documented costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under the Indenture or any other Indenture Document) and the Trustee in connection with such collection, sale, foreclosure or realization or reasonable costs, expenses, claims or liabilities of the Collateral Agent or the Trustee otherwise relating to or arising in connection with this Agreement, the Indenture or any other Indenture Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under the Indenture or any other Indenture Document on behalf of Grantor, any other reasonable costs or expenses incurred by the Collateral Agent or the Trustee in connection with the exercise of any remedy hereunder or under the Indenture or any other Indenture Document, and any indemnification of the Collateral Agent and the Trustee required by the terms hereunder, under the Indenture or any other Indenture Document;

SECOND, to the Trustee for distribution in accordance with the priorities set forth in Section 6.10 of the Indenture.

Except as otherwise provided herein, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Article VI

CONCERNING THE COLLATERAL AGENT

Section 6.1            Reliance by Collateral Agent; Indemnity Against Liabilities, etc.

(a)               Whenever in the performance of its duties under this Agreement or any other Indenture Document, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to Grantor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an Officer of such Person, including an Officers’ Certificate or an Opinion of Counsel, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. The Collateral Agent may at any time solicit written confirmatory instructions, including a direction of the Trustee or Grantor or an order of a court of competent jurisdiction as to any action that it may be requested or required to take or that it may propose to take in the performance of any of its obligations under this Agreement or any other Indenture Document and shall be fully justified in failing or refusing to act hereunder or under any other Indenture Document until it shall have received such requisite instruction.

(b)               The Collateral Agent shall be fully protected in relying upon any note, writing, affidavit, electronic communication, fax, resolution, statement, certificate, instrument, opinion, report, notice (including any notice of an Event of Default or of the cure or waiver thereof), request, consent, order or other paper or document or oral conversation (including, telephone conversations) that it in good faith believes to be genuine and correct and to have been signed, presented or made by the proper party. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notice, certificate or opinion furnished to the Collateral Agent in connection with this Agreement or any other Indenture Document and upon advice and statements of legal counsel (including counsel to Grantor, independent accountants and other agents consulted by the Collateral Agent).

Section 6.2            Exercise of Remedies. The remedies of the Collateral Agent hereunder and under the other Security Documents shall include the disposition of the Collateral by foreclosure or other sale and the exercising of all remedies of a secured lender under the UCC, bankruptcy laws or similar laws of any applicable jurisdiction.

Section 6.3           Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision hereof or of any other Security Document or otherwise, shall, to the extent reasonably practicable following receipt by the Collateral Agent from Grantor of specific written instructions in form and substance reasonably satisfactory to the Collateral Agent delivered to the Collateral Agent at least three (3) Business Days prior to the proposed investment, be invested by the Collateral Agent within a reasonable time in the Cash Equivalents identified in such written instructions. Any interest earned on such funds shall be disbursed (i) during an Event of Default, in accordance with Section 5.3 and (ii) at all other times, as Grantor shall direct. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Secured Parties. In the absence of gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, the Collateral Agent shall not be responsible for any investment losses in respect of any funds invested in accordance with this Section 6.3. The Collateral Agent shall have no duty or obligation regarding the reinvestment of any such funds in the absence of updated written instructions from Grantor in form and substance reasonably satisfactory to the Collateral Agent.

Section 6.4            Bankruptcy Proceedings. The following provisions shall apply during any Bankruptcy Proceeding of Grantor:

(a)               The Collateral Agent shall represent all Secured Parties in connection with all matters directly relating to the Collateral, including, any use, sale or lease of Collateral, use of cash collateral, request for relief from the automatic stay and request for adequate protection.

(b)               Each Secured Party shall be free to act independently on any issue not affecting the Collateral. Each Secured Party shall give prior notice to the Collateral Agent of any such action that could materially affect the rights or interests of the Collateral Agent or the other Secured Parties to the extent that such notice is reasonably practicable. If such prior notice is not given, such Secured Party shall give prompt notice following any action taken hereunder.

(c)               Any proceeds of the Collateral received by any Secured Party as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.3.

Article VII
COLLATERAL AGENT AND TRUSTEE RIGHTS, DUTIES AND
LIABILITIES; ATTORNEY IN FACT; PROXY

Section 7.1            The Collateral Agent’s and the Trustee’s Rights, Duties, and Liabilities.

(a)               Grantor assumes all responsibility and liability arising from or relating to the use, maintenance, storage, sale, collection, foreclosure, realization on, conveyance or other disposition of or involving the Collateral. The Obligations shall not be affected by any failure of Grantor, the Collateral Agent or the Trustee to take any steps to perfect the Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be required to), and at the direction of the Trustee (acting in accordance with the instructions of the Majority Holders pursuant to the Indenture) shall, subject to the terms of the Indenture, without notice to or consent from Grantor sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Grantor for the Obligations or under the Indenture, any other Indenture Document or any other agreement now or hereafter existing between any Secured Party and Grantor.

(b)               It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor the Trustee shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or the Trustee of any payment relating to any contract or license pursuant hereto that is applied as required herein. Neither the Collateral Agent nor the Trustee shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 7.2            Right to Cure. The Collateral Agent may (but shall not be required to) in its reasonable discretion pay any reasonable amount or do any reasonable act required of Grantor hereunder or under any other Indenture Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Collateral Agent’s Liens therein, and which Grantor fails to timely pay or do, including payment of any judgment against Grantor, insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Collateral Agent makes under this Section 7.2 and all actual, reasonable and documented out-of-pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be promptly reimbursed by Grantor. Any payment made or other action taken by the Collateral Agent under this Section 7.2 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 7.3            Confidentiality.

(a)               The Collateral Agent, accompanied by the Trustee if the Trustee so elects, may upon reasonable advance notice and at reasonable times during regular business hours, and at any time when an Event of Default exists, have access to, examine, audit, make extracts from or copies of, and inspect any or all of Grantor’s records, files and books of account and the Collateral, and discuss Grantor’s affairs with Grantor’s officers and senior management. In furtherance of the foregoing, Grantor will deliver to the Collateral Agent any instrument reasonably necessary for the Collateral Agent to obtain records from any service bureau maintaining records for Grantor. The Collateral Agent may, and at the direction of the Trustee shall, at any time when an Event of Default exists, and at Grantor’s expense, make copies of all of Grantor’s books and records, or require Grantor to deliver such copies to the Collateral Agent. Upon reasonable request to senior management of Grantor, the Collateral Agent may, without expense to the Collateral Agent, use such of Grantor’s personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the Collateral Agent’s Liens. The Collateral Agent shall have the right (but not the obligation), upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s name or in the name of a nominee of the Collateral Agent, to verify the validity, amount or any other matter relating to the Collateral by mail, telephone or otherwise.

(b)               The Collateral Agent, in its individual capacity and as Collateral Agent, and the Trustee, in its individual capacity and as Trustee, agree and acknowledge that all information provided to the Collateral Agent or the Trustee by Grantor may be considered to be proprietary and confidential information (“Confidential Information”). Each of the Trustee and the Collateral Agent agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Collateral Agent and the Trustee, as applicable, employs to protect its own confidential information. Each of the Collateral Agent and the Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Collateral Agent’s and the Trustee’s rights and the performance of its respective obligations under this Agreement, any such information without the prior written consent of Grantor, as applicable. Each of the Collateral Agent and the Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.3(b).

(c)               Each of the Collateral Agent and the Trustee agree that, unless otherwise provided hereunder or under the Indenture, Grantor does not have any responsibility whatsoever for any reliance on Confidential Information by the Collateral Agent or the Trustee or by any Person to whom such information is disclosed in connection with this Agreement, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, each of the Collateral Agent and the Trustee agrees that Grantor makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. Each of the Collateral Agent and the Trustee further agrees that it shall not acquire any rights against Grantor or any employee, officer, director, manager, representative or agent of Grantor (collectively, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

(d)               In the event the Collateral Agent or the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose Confidential Information only to the extent necessary for such compliance; provided, however, that it shall give Grantor reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford Grantor full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with Grantor, as applicable, in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

Section 7.4            Power of Attorney. Grantor, as to itself, hereby appoints the Collateral Agent and the Collateral Agent’s designee as Grantor’s attorney, with power upon the occurrence and during the continuance of an Event of Default: (a) to endorse Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security relating to any Collateral that come into the Collateral Agent’s or any other Secured Parties’ possession; (b) to sign Grantor’s name on any invoice, bill of lading, warehouse receipt, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to send requests for verification of Accounts to customers or Account Debtors, in each case relating to any Collateral; (d) to clear Inventory relating to any Collateral through customs in Grantor’s name, the Collateral Agent’s name, or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in Grantor’s name for such purpose; and (e) to do all things the Collateral Agent reasonably determines are necessary to carry out the security interest provisions of the Indenture and the provisions of this Agreement. Grantor ratifies and approves all acts of such attorney. Notwithstanding anything in this Agreement or any other Indenture Document to the contrary, none of the Trustee, the Collateral Agent, or their attorneys, employees or Affiliates will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

Section 7.5          Proxy. CONSISTENT WITH AND SUBJECT TO THE LIMITATIONS IN SECTION 4.5(b), GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.4) WITH RESPECT TO THE INVESTMENT PROPERTY COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH INVESTMENT PROPERTY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH INVESTMENT PROPERTY, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH INVESTMENT PROPERTY WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUBJECT TO SECTION 4.5(b), SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE INVESTMENT PROPERTY ISSUER OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 7.6           Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.12. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER INDENTURE DOCUMENT, NONE OF THE COLLATERAL AGENT, ANY OTHER SECURED PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

Section 7.7            Additional Matters Relating to the Collateral Agent.

(a)               U.S. Bank National Association shall initially act as Collateral Agent for the Secured Parties and shall be authorized to appoint co-collateral agents as necessary in its sole discretion. U.S. Bank National Association, as Collateral Agent, is authorized and directed to (i) enter into the Indenture Documents, (ii) bind the Secured Parties on the terms as set forth in the Indenture Documents and (iii) perform and observe its obligations under the Indenture Documents.

(b)               The rights, duties, liabilities and immunities of the Collateral Agent and its appointment, resignation and replacement hereunder and under the Indenture and the other Indenture Documents shall be governed by this Agreement, Article 11 of the Indenture and the relevant provisions contained in the other Indenture Documents. Without limiting the foregoing, the rights, privileges, protections and benefits given to the Collateral Agent under the Indenture are extended to, and shall be enforceable by, the Collateral Agent in connection with the execution, delivery and administration of this Agreement and the other Indenture Documents and any action taken or omitted to be taken by the Collateral Agent in connection with its appointment and performance under this Agreement and the other Indenture Documents to which it is a party.

(c)               The Collateral Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement, the Indenture and the other Indenture Documents, and no implied agreements, covenants or obligations with respect to Grantor or any Affiliate of Grantor, any Secured Party or any other party shall be read into this Agreement against the Collateral Agent. The Collateral Agent in its capacity as such is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Grantor or any Related Person of Grantor.

(d)               None of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact or Related Persons shall be responsible or liable in any manner (i) to Grantor or any of its Related Persons for any action taken or omitted to be taken by it under or in connection with this Agreement in compliance herewith, (i) to any Secured Party or any other Person for any recitals, statements, representations, warranties, covenants or agreements contained in this Agreement or in any other Indenture Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Indenture Document, (iii) to any Secured Party or any other Person for the validity, effectiveness, adequacy, genuineness or enforceability of this Agreement or any other Indenture Document, or any Lien purported to be created hereunder or under any other Indenture Document, (iv) to any Secured Party or any other Person for the validity or sufficiency of the Collateral or the validity of the title of Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (v) to any Secured Party or other Person for any failure of Grantor to perform its obligations hereunder or to perform any of the Obligations.

(e)               Notwithstanding anything to the contrary contained in this Agreement, (i) in no event shall the Trustee or the Collateral Agent be responsible for or have any obligation, duty or liability with respect to the creation, perfection, priority, maintenance, protection or enforcement of any Lien on, security interest in, pledge or other encumbrance involving or relating to the Collateral or any other assets, properties or rights of Grantor, (ii) neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens in the Collateral and (iii) neither the Trustee nor the Collateral Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties or records of Grantor. The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty or obligation. The Collateral Agent may rely conclusively on any Opinions of Counsel rendered to the Collateral Agent under the Indenture in determining any necessary or desirable actions under this Agreement. Notwithstanding anything to the contrary herein, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Agent nor the Trustee shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(f)                Notwithstanding anything to the contrary contained herein, none of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact or Related Persons shall be exonerated from any liability arising from its or their own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

(g)               Grantor agrees that it shall upon demand pay to the Collateral Agent and any other Secured Party the amount of any and all actual, reasonable and documented out-of-pocket fees, costs and expenses (including the reasonable out-of-pocket fees and expenses of their respective counsel, any special consultants reasonably engaged (and, unless an Event of Default exists, engaged with the prior written consent of Grantor) and any local counsel who might reasonably be retained by the Collateral Agent or any other Secured Party, as the case may be, in connection with the transactions contemplated hereby) that the Collateral Agent or any other Secured Party, as the case may be, may incur in connection with (i) any Event of Default, including the sale, lease, license or other disposition of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of their respective rights hereunder, (ii) the exercise of their respective rights under this Agreement or under any other Indenture Document, including the custody, preservation, use or operation of, or the sale of, any of the Collateral, (iii) performance by the Collateral Agent of any obligations of Grantor that Grantor has failed or refused to perform with respect to the Collateral, (iv) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, or (v) the execution and delivery and administration of this Agreement and the other Indenture Documents and, any agreement supplemental hereto or thereto, and any instruments of amendment, waiver, further assurance, release or termination, including with respect to the termination and/or release of any or all of the Liens in the Collateral provided for in this Agreement and the other Security Documents.

(h)               Grantor shall pay on demand all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal, state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Indenture, the other Indenture Documents and any agreement supplemental hereto or thereto and any instruments of further assurance or termination.

(i)                 Except for action expressly provided for herein and in the other Indenture Documents, the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Indenture Document at the request, order or direction of any Secured Party pursuant to the provisions of the Indenture or any other Indenture Document, unless such Secured Party shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(j)                 In no event shall the Collateral Agent or any Secured Party be liable or responsible for any funds or investments of funds held by Grantor or any Affiliates thereof.

Section 7.8            Appointment of Co-Collateral Agent. In the event that the Collateral Agent appoints a Co-Collateral Agent or Co-Collateral Agents in accordance with Section 7.7(a), such Co-Collateral Agent(s) shall enter into an appointment agreement in a form satisfactory to the Collateral Agent and such Co-Collateral Agent, and upon acceptance of the appointment, such Co-Collateral Agent shall be entitled to all of the rights, privileges, limitations on liability and immunities afforded to and subject to all the duties of the Collateral Agent hereunder, and shall be deemed to be a party to this Agreement for all purposes provided in this Section 7.8, in each case, subject to the specific rights and duties vested in the Co-Collateral Agent pursuant to such appointment agreement and related Security Documents. It is accepted and acknowledged by the parties hereto that any Co-Collateral Agent appointed in accordance with Section 7.7(a) and this Section 7.8 shall be entitled to the payment of its fees and expenses as agreed to by Grantor, and without limitation of any of the other provisions of this Agreement, shall be deemed to be an indemnified party under Section 8.16 with respect to any liability arising under this Agreement or the other Indenture Documents without need for further act by Grantor.

Section 7.9            Instructions under Account Control Agreement. Each of the Trustee and the Collateral Agent, whichsoever is a party to any Account Control Agreement, agrees not to issue a notice of exclusive control or any other instruction under such Account Control Agreement unless an Event of Default has occurred and is continuing.

Article VIII
GENERAL PROVISIONS

Section 8.1            Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)	if to the Collateral Agent, to it at:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Scilex 2018 Indenture)

Facsimile: (617) 603-6683

(b)	if to the Trustee, to it at:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Scilex 2018 Indenture)

Facsimile: (617) 603-6683

(c)	if to Grantor, to it at:

27201 Puerta Real, Suite 235

Mission Viejo, CA 92691

Attention: Chief Executive Officer

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1. Notwithstanding the foregoing, notices to the Collateral Agent shall only be effective upon actual receipt.

Section 8.2            Waiver of Notices. Unless otherwise expressly provided herein, Grantor hereby waives presentment, demand, protest or notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

Section 8.3            Limitation on Collateral Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon (other than to account for proceeds therefrom) or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, and to the extent permitted by applicable law, Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Agent (a) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 8.3 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.3. Without limitation upon the foregoing, nothing contained in this Section 8.3 shall be construed to grant any rights to Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.3.

Section 8.4            Compromises and Collection of Collateral. Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts constituting Collateral, that certain of the Accounts constituting Collateral may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to an Account. In view of the foregoing, Grantor agrees that the Collateral Agent may at any time and from time to time if an Event of Default has occurred and is continuing compromise with the obligor on any Account constituting Collateral, accept in full payment of any Account constituting Collateral such amount as the Collateral Agent in its sole discretion shall determine or abandon any Account, constituting Collateral and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

Section 8.5           Specific Performance of Certain Covenants. Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.2(a), 4.5, 4.6, 4.7, 4.8, 4.10, 4.12, 5.1(j), 7.3(a), 7.6, 8.16 and 8.17, will cause irreparable injury to the Collateral Agent and the other Secured Parties and that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches, and Grantor therefore agrees, without limiting the right of the Collateral Agent or the other Secured Parties to seek and obtain specific performance of other obligations of Grantor contained in this Agreement, that the covenants of Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against Grantor.

Section 8.6            Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Collateral Agent’s and the Trustee’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Collateral Agent and the Trustee may have under the UCC, other applicable law or the other Indenture Documents. The Collateral Agent and the Trustee shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Collateral Agent and the Trustee may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or the Trustee, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.7            Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 8.8            Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.9           Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, Grantor shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Collateral Agent and the Trustee (other than pursuant to a transaction permitted under the Indenture), and any attempted assignment without such consent shall be null and void. The rights and benefits of the Collateral Agent and the Trustee hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof or of the Indenture.

Section 8.10         Survival of Representations. All covenants, agreements, representations and warranties made by Grantor in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Indenture Documents and the purchase of the Securities by the Purchasers, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent, the Trustee or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty and shall continue in full force and effect as long as any Obligation (except for contingent obligations and cost and reimbursement obligations to the extent no claim has been made) remains unpaid. Notwithstanding anything to the contrary set forth herein, the provisions of Section 8.16 and Section 8.17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Securities or the termination of this Agreement or any other Indenture Document.

Section 8.11         Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

Section 8.12         Termination and Release. This Agreement and the security interests granted hereby shall terminate in accordance with the Indenture. In connection with the release of any Collateral which is expressly permitted by the Indenture Documents, the Collateral Agent shall, at Grantor’s expense, execute and deliver to Grantor such documents and take such other action as Grantor may reasonably request to evidence and effectuate the release of any security interests granted or purported to be granted hereunder.

Section 8.13         Entire Agreement. This Agreement taken together with the other Indenture Documents embody the entire agreement and understanding between Grantor and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between Grantor and the Collateral Agent relating to the Collateral.

Section 8.14         Governing Law; Jurisdiction; Consent to Service of Process.

(a)               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

(b)               EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.15        Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16          Indemnity. GRANTOR AGREES TO DEFEND, INDEMNIFY AND HOLD THE COLLATERAL AGENT, THE TRUSTEE AND EACH OF THEIR RELATED PERSONS (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING REASONABLE ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE COLLATERAL AGENT OR THE TRUSTEE) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE, THE SECURITIES OR ANY OTHER INDENTURE DOCUMENT OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO, INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND REIMBURSEMENTS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT GRANTOR SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES RESULT PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR ITS RESPECTIVE AFFILIATES, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE AGREEMENTS IN THIS SECTION 8.16 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.

Section 8.17          Limitation of Liability. NO CLAIM MAY BE MADE BY GRANTOR OR OTHER PERSON AGAINST THE COLLATERAL AGENT, THE TRUSTEE, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OR THEIR RESPECTIVE RELATED PERSONS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND GRANTOR HEREBY IRREVOCABLY WAIVES, RELEASES AND AGREES NOT TO SUE UPON OR BRING IN ANY JUDICIAL, ARBITRAL OR ADMINISTRATIVE FORUM ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. THE AGREEMENTS IN THIS SECTION 8.17 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.

Section 8.18         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 8.19          Amendments. Other than as permitted pursuant to the Indenture, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Trustee and Grantor with respect to which such waiver, amendment or modification is to apply, subject to any consent that may be required in accordance with Section 9.02 of the Indenture.

Section 8.20          Incorporation by Reference. It is expressly understood and agreed that U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent and as Trustee as appointed pursuant to the Indenture, and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

Section 8.21         English Language. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Indenture Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

{Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SCILEX PHARMACEUTICALS INC.

By:	/s/ Henry Ji, Ph.D.
	Name:	Henry Ji, Ph.D.
	Title:	Chief Executive Officer

{Signature Page to Collateral Agreement}

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Susan Freedman
	Name:	Susan Freedman
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Susan Freedman
	Name:	Susan Freedman
	Title:	Vice President

{Signature Page to Collateral Agreement}

SCHEDULE 1.3

FILING OFFICES

Secretary of State of the State of Delaware

SCHEDULE 3.11

LEASED PERSONAL PROPERTY

None.

SCHEDULE 4.13

POST-CLOSING OBLIGATIONS

1.	Within ninety (90) days after the Effective Date, Grantor shall either: (a) execute and deliver an Account Control Agreement among Grantor, the Collateral Agent and Wells Fargo Bank, National Association (or an Affiliate) with respect to the bank accounts identified on the Perfection Certificate delivered on the Effective Date as being held at Wells Fargo Bank, or (b) provide evidence to the Collateral Agent that the bank accounts identified on the Perfection Certificate delivered on the Effective Date as being held at Wells Fargo Bank have been closed.

2.	Within ninety (90) days after the Effective Date, Grantor shall either: (a) execute and deliver the SVB Account Control Agreement with respect to the bank account identified on the Perfection Certificate delivered on the Effective Date as being held at Silicon Valley Bank, or (b) provide evidence to the Collateral Agent that the bank account identified on the Perfection Certificate delivered on the Effective Date as being held at Silicon Valley Bank has been closed.

3.	Grantor shall use commercially reasonable efforts to obtain within ninety (90) days after the Effective Date consents to the security interest and collateral assignment granted hereunder from the counterparties to each of the following agreements: (a) the Exclusive Distribution Agreement; (b) the Distribution Services Agreement; (c) the Wholesale Purchase Agreement; (d) the Core Distribution Agreement and (e) the Supplier Acknowledgement and Agreement.

4.	Promptly following the date on which goods or services associated with one or more trademarks or service marks owned by Grantor have been sold or otherwise provided to third parties in a commercial transaction, Grantor shall (a) enter into a trademark collateral agreement with the Collateral Agent with respect to such trademark(s) or servicemark(s), in form and substance reasonably satisfactory to the Collateral Agent and special counsel to the Purchasers (in consultation with the Holders (and the holders of beneficial interests in the Securities)), (b) file and record such agreement with the United States Patent and Trademark Office and (c) deliver a copy of such recorded agreement to the Collateral Agent.

Exhibit A

[FORM OF] PERFECTION CERTIFICATE

[Provided separately]

Exhibit B

FORM OF AMENDMENT

This Amendment, dated [________________, ___] is delivered pursuant to Section 4.2 of the Agreement as defined below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned further agrees that this Amendment may be attached to that certain Collateral Agreement, dated as of September 7, 2018, between the undersigned, as Grantor, U.S. Bank National Association, as the Trustee, and U.S. Bank National Association, as the Collateral Agent (the “Agreement”) and that the Collateral consisting of Commercial Tort Claims listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Obligations referred to in said Agreement.

By:
Name:
Title:

{Attach Schedule I to Amendment describing Commercial Tort Claims with particularity.}